UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2022

ZipRecruiter, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40406	27-2976158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

604 Arizona Avenue,	Santa Monica,	California	90401
(Address of principal Executive offices)			(Zip Code)
(877) 252-1062
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value per share	ZIP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01    Other Events.
On March 21, 2022, ZipRecruiter, Inc. (the “Company”) announced that it has entered into an accelerated share repurchase agreement (“ASR”) with Goldman Sachs & Co. LLC to repurchase an aggregate of $50 million of its Class A common stock, par value $0.00001 per share.

Under the ASR, the Company will make an initial payment of $50 million to Goldman Sachs & Co. LLC and will receive an initial delivery of approximately 1.8 million shares of its common stock by March 23, 2022. The final number of shares to be repurchased will be based on the volume-weighted average price of the Company’s common stock during the term of the ASR, less a discount. The final settlement of the ASR is expected to occur by the second quarter of 2022.

The ASR transaction will be effectuated pursuant to the Company’s previously announced $100 million share repurchase program. As of March 15, 2022, approximately $87.7 million remained available for future repurchases under this program and approximately $37.7 million will remain available after completion of the ASR. There is no expiration date for the share repurchase program, and it will continue until otherwise suspended, terminated or modified at any time for any reason by the Company’s board of directors.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation, statements regarding the expected completion and completion date of the ASR, and the duration of the share repurchase program. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “propose,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this Form 8-K and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. With respect to the proposed ASR transaction and the Company’s long-term opportunities, the Company’s ability to execute such a transaction and take advantage of such opportunities are subject to risks and uncertainties including, developments or changes in economic or market conditions, developments or changes in the securities markets, fluctuations in the trading volume and market price of the Company’s common stock, the effects of the COVID-19 pandemic on the Company’s business and the economy generally, and other factors identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission on March 3, 2022. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional information will also be set forth in the Company’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that it makes with the Securities and Exchange Commission. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Except as may be required by law, the Company undertakes no obligation, and does not intend, to update these forward-looking statements after the date of this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZIPRECRUITER, INC.

Date: March 21, 2022	By:	/s/ Timothy Yarbrough
Timothy Yarbrough
Chief Financial Officer